Exhibit 10.20

DIRECTORS COMPENSATION

Non-employee Directors receive compensation for board service as follows:

Annual Retainer	• $65,000, paid in the form of restricted stock units of Common Stock

• $40,000, paid in the form of restricted stock units of Common Stock or in cash, at the option of the Director*

Attendance fees—Board meetings	$2,000 in cash, per meeting

Attendance fees—Committee meetings	$1,500 in cash, per meeting

Chairperson fees	$10,000 in cash, for Audit Committee

$5,000 in cash, for Executive Committee, Compensation Committee and Nominating/Corporate Governance Committee

Other	Options to purchase 5,000 shares of Common Stock per year

* Effective following the Company’s 2007 Annual Meeting of Stockholders.